Exhibit 3.2

By-Laws

of

International Paper Company

As Amended through

May 17, 2013

BY-LAWS

OF

INTERNATIONAL PAPER COMPANY

ARTICLE I

STOCKHOLDERS’ MEETINGS

Section 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation for the election of Directors, and for the transaction of such other business as may come before the meeting, shall be held on such date and at such place within or without the State of New York as shall have been fixed by the Board of Directors on a timely basis.

Section 2. Special Meetings. Special meetings of the Stockholders, unless otherwise provided by statute, or by the Certificate of Incorporation or other certificate filed pursuant to law, at any time may be called or caused to be called by a majority of the Board of Directors or by the Chairman of the Board, or by the President, or upon the written (“Special Meeting Request”) request therefore of Stockholders holding no less than twenty percent (“Requisite Percentage”) of the Common Stock of the Company, filed with the Secretary pursuant to these By-Laws. In the event a special meeting is requested properly by Stockholders holding not less than twenty percent of the Common Stock of the Company and such request meets all applicable requirements set forth in these By-Laws, any applicable statute, the Certificate of Incorporation and any other certificate filed pursuant to law, then either a majority of the Board of Directors, or the Chairman of the Board, or the President shall cause such a special meeting to be called in a manner consistent with applicable statute, the Certificate of Incorporation and any other certificate filed pursuant to law. A Stockholder’s written request for a special meeting shall include the information required under Article I, Section 7 or Article II, Section 9 of these By-Laws, as applicable with respect to the business and/or nominations proposed to be brought before such special meeting and the Stockholder(s) proposing such business and/or nominations at such meeting. Special meetings shall be held at such place within or without the State of New York as shall have been fixed by the Board of Directors and specified in the call thereof. Business transacted at a special meeting requested by Stockholders shall be limited to the purpose(s) stated in the request for meeting; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the Stockholders, and to cause other business to be transacted, at any special meeting requested by Stockholders.

A Special Meeting Request shall be signed and dated by each Stockholder of record (or a duly authorized agent of such Stockholder) requesting the special meeting (each, a “Requesting Stockholder”) and shall include (a) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the Corporation’s Common Stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares and (b) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation.

Notwithstanding the foregoing provisions of this Section, a special meeting requested by Stockholders shall not be held if (a) the Special Meeting Request does not comply with this Section, (b) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (c) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting or the period from the time notice of any special meeting is first given to shareholders and ending on the date of such meeting, (d) an annual or special meeting of Stockholders was held not more than thirty (30) days before the Special Meeting Request was received by the Secretary of the Corporation, (e) the Board of Directors has called or calls for an annual or special meeting of Stockholders to be held within ninety (90) days after the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes an item of business that is substantially the same or substantially similar (“Similar Business”), or (f) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or other applicable law. For purposes of this Section, the nomination, election or removal of directors shall be deemed to be a Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this paragraph have been satisfied.

In determining whether a special meeting of Stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (a) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (b) such Special Meeting Requests have been dated and delivered to the Secretary within sixty days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the Corporation need not present such business for a vote at such special meeting.

Section 3. Notice of Meetings. Unless otherwise required by statute, the notice of every meeting of the Stockholders shall be in writing and shall state the place, date and hour of the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given personally, electronically or by mail, not less than ten nor more than fifty days before the date of the meeting, to each Stockholder entitled to vote at the meeting and to each Stockholder who, by reason of any action proposed at such meeting, is entitled by law to notice thereof. If mailed, it shall be directed to a Stockholder at his address as it appears on the record of Stockholders or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. If transmitted electronically, such notice is given when directed to the Shareholder’s electronic mail address as supplied by the Shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the Shareholder’s authorization or instructions.

Section 4. Quorum. Proxies. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or other certificate filed pursuant to law, at any meeting of the Stockholders there must be present in person or by proxy the holders of record of stock representing at least one-third of the number of votes entitled to be cast upon any question to be considered at the meeting in order to constitute a quorum for the determination of such question, but a less interest may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum be present, and thereupon any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. Except as otherwise provided by law or by the Certificate of Incorporation or other certificate filed pursuant to law or by the By-Laws of the Corporation, a majority vote of a quorum at a meeting shall decide any question brought before such meeting. Every holder of record of stock of a class entitled to vote at a meeting shall be entitled to one vote for every share of such stock standing in his name on the books of the Corporation, and may vote either in person or by proxy.

Section 5. Presiding Officer and Secretary. At all meetings of the Stockholders the Chairman of the Board, or in his absence the President, or in his absence a Vice Chairman of the Board or a Vice President designated by the Board of Directors, or if none be present, the appointee of the meeting, shall preside. The Secretary of the Corporation, or in his absence an Assistant Secretary, or if none be present, the appointee of the Presiding Officer of the meeting, shall act as Secretary of the meeting.

Section 6. Inspectors. At each meeting of Stockholders at which Directors are to be elected the Presiding Officer shall appoint two Inspectors of Election who shall perform the duties required by the statute at that meeting and any adjournment thereof. If any Inspector shall refuse to serve, or neglect to attend at the election or his office becomes vacant, the Presiding Officer shall appoint an Inspector in his place.

The Presiding Officer of any meeting may also appoint, at such meeting, two Inspectors with authority to count and report upon the votes cast at such meeting upon such questions (other than the election of Directors) as may be voted upon by ballot.

In the event of the delivery, in the manner provided by Article I, Section 8 of these By-Laws and applicable law, to the Corporation of written consent or written consents to take corporate action and/or any related revocation or revocations, the Corporation shall appoint one or more Inspectors of Election who shall perform a ministerial review of the validity of the consents and revocations. For the purpose of permitting the Inspectors to perform such review, no action by written consent and without a meeting shall be effective until such Inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Article I, Section 8 of these By-Laws and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders. Nothing contained herein shall in any way be construed to suggest or imply that the Board of Directors or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Inspectors shall be sworn.

Section 7. Stockholders’ Meetings. No business may be transacted at a meeting of Stockholders of the Corporation, except business properly brought before the meeting in accordance with the procedures set forth in these By-Laws. Nominations for the election of directors shall be properly presented at a meeting only if made in compliance with Section 9, Article II of these By-Laws. The proposal of business other than nominations for the election of directors may properly be brought before Stockholders at a meeting only if either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any duly authorized committee thereof or (c) otherwise properly brought before a special meeting pursuant to Article I, Section 2 of these By-Laws or brought before an annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

Business shall be brought before a meeting of Stockholders by any Stockholder of the Corporation by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation, and received by the Secretary (a) as provided in Section 2, Article I of these By-Laws, with respect to any business to be brought before a special meeting of Stockholders, and (b) with respect to any business to be brought before an annual meeting of Stockholders, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of Stockholders; provided, however, that in the event that the date of an annual meeting is advanced more than thirty (30) days prior to the first anniversary of the preceding year’s annual meeting of Stockholders or delayed more than seventy (70) days after such anniversary date, then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

A Stockholder’s notice to the Secretary shall set forth (i) as to each matter of business such Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, (ii) as to the Stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address, as they appear on the Corporation’s books, of such Stockholder and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such Stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such Stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business;

(4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or any such beneficial owner with respect to the Corporation’s securities;

(5) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

(6) a representation as to whether such Stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from Stockholders in support of such proposal. If requested by the Corporation, the information required under the preceding paragraphs (2), (3) and (4) shall be supplemented by such Stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

No business shall be conducted at the meeting of Stockholders except business brought before the meeting in accordance with the procedures set forth in this Section, provided, however, that once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any Stockholder of any such business. The Presiding Officer of the meeting may, if the facts warrant, determine and declare to an annual or special meeting that business was not properly brought before the meeting in accordance with the applicable procedure, and if such person should so determine, he or she shall so declare to the meeting and such business shall not be transacted.

Nothing in this Section 7 or Article II, Section 9 shall be deemed to affect any rights of shareholders to request inclusion of nominations or proposals as to any other business in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and to put before such meeting any nominations or proposals as to any other business so included in the Corporation’s proxy statement at his or her request. However, no reference in these By-Laws to the Exchange Act will otherwise be construed to limit any requirement in the Certificate of Incorporation or these By-Laws applicable to nominations or proposals as to any other business to be considered, and compliance with the Certificate of Incorporation and these By-Laws shall be the exclusive means for a Stockholder to make nominations or submit other business (other than as provided in the immediately preceding sentence).

For purposes of this Section 7 and Article II, Section 9, “public announcement” shall mean disclosure in a communication sent by first class mail to Stockholders, in a press release reported by the Dow Jones News Service, Reuters Information Services, Inc., Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 8. Stockholder Action by Written Consent. Any action required or permitted to be taken by the Stockholders of the Corporation may be effected by a consent in writing by Stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Section 8.

A written request by a Stockholder for a record date in accordance with Article VIII of the Certificate of Incorporation must be delivered by the holders of record of no less than twenty percent (20%) (the “Requisite Percentage”) of the Common Stock of the Corporation entitled to express consent on the relevant action, must describe the action that the Stockholder proposes to take by consent (the “Action”) and must contain (a) the text of the proposal (including the text of any resolutions to be effected by such consent), (b) the information required by Article I, Section 7 or Article II, Section 9 of these By-Laws, as applicable, as though the Stockholders making the request were making a Special Meeting Request in furtherance of the Action, (c) an acknowledgment by the Stockholders making the request and the beneficial owners, if any, on whose behalf the request is being made that a disposition of shares of the Corporation’s Common Stock, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such request with respect to such disposed shares, (d) a statement that the Stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (e) documentary evidence that the Stockholders making the request own the Requisite Percentage as of the date that the request is delivered to the Secretary; provided, however, that if the Stockholders making the request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such request is delivered to the Secretary. In addition, the requesting Stockholders and the beneficial owners, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the Corporation.

In determining whether a record date has been requested by Stockholders of record representing in the aggregate no less than the Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if (a) each identifies substantially the same proposed action and includes substantially the same text of the proposal(s) (in each case as determined in good faith by the Board of Directors), and (b) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number. Election. Vacancies. Term of Office. Within the limits provided by the Corporation’s Certificate of Incorporation or other certificate filed pursuant to law, the Board of Directors shall determine from time to time the number of Directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any Director then in office and, in case any of the Directors then in office shall have been elected by holders of the Cumulative $4 Preferred Stock in accordance with the provisions of the Certificate of the Corporation filed May 31, 1946 pursuant to Section Thirty-six of the Stock Corporation law (hereafter in this Section 1 referred to as the “Certificate filed May 31, 1946”), no increase in the number of Directors then in office shall be made which would reduce the number of Directors then in office elected as aforesaid to less than one-third (or the nearest whole number thereto) of the total number of Directors then in office. The Board of Directors shall from time to time make such determinations pursuant to this Section 1 as shall be necessary or appropriate in order to ensure that, under any circumstances, the holders of each series of the Serial Preferred Stock shall be able, giving effect to all applicable provisions of the Corporation’s Certificate of Incorporation, and of these By-Laws (including, without limitation, the preceding sentence), duly and effectively to exercise any exclusive right conferred upon them by the Certificate of Incorporation or any certificate filed pursuant to law to elect Directors of the Corporation.

Except as otherwise provided in the Certificate of Incorporation or other certificate filed pursuant to law, at each annual meeting of the Stockholders, the successors to the class of Directors whose terms shall then expire, up to the number determined in accordance with the foregoing provisions and with the provisions of the Certificate of Incorporation or other certificate filed pursuant to law, in a contested election, shall be elected by ballot or by proxy by the holders of the Common Stock by a plurality of the votes cast at such election.

In any non-contested election of directors, any incumbent director who fails to receive the requisite affirmative majority of the votes cast by ballot or by proxy by the holders of the Common Stock for his or her re-election, shall immediately tender his or her resignation, and the Board of Directors will decide, through a process managed by the Governance Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting. Unless the Board determines in its judgment that it is in the best interests of the Company for the director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision not to accept the resignation shall be disclosed on Form 8-K filed with the Securities and Exchange Commission.

Except as otherwise provided by law or in the Certificate of Incorporation or other certificate filed pursuant to law and except as otherwise provided in this paragraph, any vacancy in the Board occurring during the year, occurring as a result of an increase in the number of Directors who shall constitute the Board or any other vacancy, may be filled only by the vote of the Board provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office or by a sole remaining Director. Any vacancy in the Board occurring during the year with respect to Directors who may have been elected by holders of the Cumulative $4 Preferred Stock in accordance with the provisions of the Certificate filed May 31, 1946 may only be filled by the holders of the Cumulative $4 Preferred Stock at a special meeting of such holders in the same manner as at an annual meeting.

Except as otherwise provided by statute, or in the Certificate of Incorporation or other certificate filed pursuant to law, the term of office of each Director heretofore or hereafter elected shall be from the time of his election and qualification until the next annual meeting following his election and until his successor shall have been duly elected and shall have qualified.

Directors need not be Stockholders.

Section 2. Resignations. Any Director may resign his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3. Method of Electing Entirely New Board. In case the entire Board of Directors shall die or resign, any Stockholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and Directors for the unexpired terms may be elected at any such special meeting in the manner provided for their election at annual meetings.

Section 4. Powers. Except as provided by law, or by the Certificate of Incorporation or other certificate of the Corporation filed pursuant to law, or by these By-Laws, the powers, business and affairs of the Corporation shall be exercised and managed by the Board of Directors.

Section 5. Meetings. Regular meetings of the Board of Directors shall be held at such regular intervals and at such fixed time and place as from time to time may be determined by the Board, and no notice of such meetings shall be required.

Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, or of a Vice Chairman of the Board, or of the President, or of any two of the Directors for the time being in office.

The Secretary shall give notice of each special meeting by mailing the same not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting, to each Director, but such notice may be waived by any Director. The Chairman of the Board, or in his absence, the President, or in his absence, a Vice Chairman (to be designated by the persons present at the meeting in the event of more than one Vice Chairman being present) shall preside at all meetings of the Board of Directors. If all of the aforesaid officers be absent or decline to act, the persons present may choose one of their number to act as chairman of the meeting.

At the first meeting held after the annual meeting of Stockholders, the Board of Directors shall elect the Executive Officers of the Corporation, each of whom shall hold his office until the next annual election of Officers and until another is elected and qualified in his stead, unless sooner removed.

Any Director may vote or act on behalf of the Corporation in contracting with any other company, notwithstanding he may be an Officer, Director or Stockholder therein.

Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors of such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 6. Quorum. One-third of the total number of Directors determined pursuant to Section 1 of this Article as constituting the Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

Section 7. Committees. The Board of Directors may appoint an Executive Committee and such other committee or committees as they may determine. Such committee or committees shall have such powers as shall be specified by resolution of the Board of Directors. The Executive Committee, so far as permitted by law, may be vested with all of the powers of the Board of Directors when the Board of Directors is not in session. One-third of the total number of Directors appointed to a Committee shall constitute a quorum for the transaction of business.

Section 8. Compensation of Directors. Directors shall be entitled to reasonable compensation for their services. They may be paid a fixed salary and may also receive a fee for attendance at any meeting of the Board of Directors or of any Committee of the Board. The amount of compensation shall be determined by resolution of the Board. Nothing herein contained shall preclude any Director from serving in any other capacity and receiving compensation therefor.

Section 9. Nominations. Nominations for election to the Board of Directors of the Corporation at a meeting of the Stockholders may be made (a) by the Board, or on behalf of the Board by any nominating committee appointed by the Board, or (b) by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of Stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section.

Stockholder nominations shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation, and received by such person (a) as provided in Section 2, Article I of these By-Laws, with respect to any nominations to be made at a special meeting of Stockholders, and (b) with respect to any nominations to be made at an annual meeting of Stockholders, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of Stockholders; provided, however, that in the event that the date of an annual meeting is advanced more than thirty (30) days prior to the first anniversary of the preceding year’s annual meeting of Stockholders or delayed more than seventy (70) days after such anniversary date, then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

Such notice shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the Stockholder giving the notice and the beneficial owner if any, on whose behalf the nomination is made:

(1) the name and address, as they appear on the Corporation’s books, of such Stockholder and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such Stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such Stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination;

(4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;

(5) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and

(6) a representation as to whether such Stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under the immediately preceding paragraphs (2), (3) and (4) shall be supplemented by such Stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The Presiding Officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if such person should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

OFFICERS AND AGENTS

Section 1. General. The Elected Officers of the Corporation shall be elected by the Board of Directors. The Elected Officers of the Corporation may include a Chief Executive Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents, a Vice Presidents, a Treasurer, a Secretary and such other Elected Officers as may be deemed necessary or desirable. Any two or more such offices may be held by the same person, except the offices of President and Secretary.

The Board of Directors, at any time and from time to time, may appoint or authorize the Chief Executive Officer, to appoint one or more Vice Presidents, a Controller, an Auditor, a Chief Tax Officer, one or more Assistant Treasurers and one or more Assistant Secretaries, and such other Officers or agents as may be deemed necessary or desirable, and may prescribe or authorize the Chief Executive Officer to prescribe the powers and duties of each, and fill any vacancy which may occur in any such office.

All Elected Officers shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. All other Officers, and all heads of departments, managers, assistant managers, agents and employees of the Corporation, may be removed at any time, by vote of the Board of Directors, or by the Officer appointing them, or by any other superior Officers or any Committee thereunto authorized by the Board.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors.

Section 3. Vice Chairman of the Board. A Vice Chairman of the Board, in the absence of the Chairman of the Board and the President, shall preside at meetings of the Stockholders and of the Board of Directors. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors or by the chief executive officer of the Corporation. He shall be subject to the control of the Board of Directors and to the powers of the chief executive officer of the Corporation.

Section 4. President. The President, in the absence of the Chairman of the Board, shall preside at meetings of the Stockholders and of the Board of Directors. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors or by the chief executive officer of the Corporation. He shall be subject to the control of the Board of Directors and to the powers of the chief executive officer of the Corporation.

Section 5. Chief Executive Officer. The chief executive officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He shall keep the Board of Directors fully informed and shall freely consult with the Board concerning the business of the Corporation. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors.

Section 6. Vice Presidents. Any Vice President shall have such powers and perform such duties as may, from time to time, be specified by the Board of Directors or by the chief executive officer of the Corporation.

Section 7. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall have such powers and perform such duties as are incident to the office of Treasurer, or as may, from time to time, be specified by the Board of Directors or by the chief executive officer of the Corporation. He shall be subject to the control of the Board of Directors and to the powers of the chief executive officer of the Corporation.

Section 8. Assistant Treasurers. Any Assistant Treasurer shall perform such duties as the Treasurer or the chief executive officer of the Corporation or the Board of Directors may from time to time assign to him.

Section 9. Secretary. The Secretary shall have the care and custody of the seal and minute books of the Corporation and shall have such powers and perform such duties as are incident to the office of Secretary or as may, from time to time, be specified by the Board of Directors. He shall be subject to the control of the Board of Directors.

Section 10. Assistant Secretaries. Any Assistant Secretary shall perform such duties as the Secretary or the chief executive officer of the Corporation of the Board of Directors may from time to time assign to him.

Section 11. Controller. If a Controller shall have been elected, he shall be the chief accounting officer of the Corporation and shall have such powers and perform such duties as may, from time to time, be specified by the Board of Directors or the chief executive officer of the Corporation.

Section 12. Auditor. If an Auditor shall have been elected, he shall have full charge of the auditing of all accounts of every kind, subject to the control of the Board of Directors, and shall also perform such other duties as the Board of Directors or the chief executive officer of the Corporation may from time to time direct.

Section 13. Chief Tax Officer. The Chief Tax Officer shall have responsibility for all tax matters of the Corporation, subject to control of the Board of Directors, and shall have such powers and perform such other duties as the Board of Directors or the chief executive officer or the chief financial officer may from time to time direct.

ARTICLE IV

CAPITAL STOCK

Section 1. Certificates of Shares and Uncertificated Shares. The shares of each class of the capital stock of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Company, shall be provided with a certificate of stock representing the number of shares owned by such holder. Certificates of stock shall be issued in such forms, not inconsistent with law or with the Certificate of Incorporation or other certificate filed pursuant to law, as shall he approved by the Board of Directors.

Section 2. Transfers of Shares of Stock. Transfers of shares shall only be made upon the books of the Corporation by the holder in person, or by the power of attorney duly executed and filed with the Corporation, and on the surrender and cancellation of the certificate or certificates of such shares properly assigned.

The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of shares in the capital stock of the Corporation.

Section 3. Record Dates. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record for any such determination of Stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Section 4. Lost Certificates. No certificate of shares in the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on delivery to the Corporation of a bond of indemnity, against such lost, stolen or destroyed certificate, with such surety or security, if any, as shall be approved by the Treasurer or Secretary. Proper and legal evidence of such loss, theft or destruction shall be produced to the Treasurer or Secretary, if they require the same. The Treasurer or Secretary may (except as otherwise provided in any agreement executed and delivered on behalf of the Corporation and authorized by the Board of Directors) in their discretion refuse to issue such new certificate, save upon the order of the court having jurisdiction in such matters.

ARTICLE V

DIVIDENDS

Dividends may be declared and paid out of funds of the Corporation legally available therefor as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the Certificate of Incorporation or other certificate filed pursuant to law.

ARTICLE VI

SEAL

The seal of the Corporation shall consist of a flat-faced circular die with the name of the Corporation in a circle and the year of its incorporation in the center.

ARTICLE VII

WAIVER

Any notice required by the By-Laws of the Corporation to be given to Directors or Stockholders for any meeting may be waived by any Director or Stockholder in writing, signed by such Director or Stockholder or by his attorney thereunto authorized, and filed with the Secretary of the Corporation.

ARTICLE VIII

CHECKS, DRAFTS, NOTES, ETC.

Funds of the Corporation on deposit with banks shall be disbursed by checks or drafts signed by such officer or officers as the Board of Directors from time to time designate or by such person or persons as shall from time to time be designated either by the Board of Directors or by such officer or officers as the Board shall from time to time authorize so to do. Notes, drafts, acceptances, bills of exchange, or other obligation for the payment of money (other than checks and drafts on banks with which the Corporation has funds on deposit) made, accepted, or endorsed, shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time designate.

ARTICLE IX

INDEMNIFICATION

The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action.

ARTICLE X

AMENDMENTS

These By-Laws, or any of them, may be altered, amended, or repealed, and new By-Laws may be adopted, at any annual meeting of the Stockholders, or at any special meeting called for that purpose, by a vote of a majority of the shares represented and entitled to vote thereat. The Board of Directors shall have the power, by a majority vote of the whole Board, to alter or amend or repeal these By-Laws, but any such action of the Board of Directors may be amended or repealed by the Stockholders at any annual meeting.

I, M.J.A. “Jekka” Pinckney, a duly appointed Assistant Secretary of International Paper Company, a corporation duly organized and existing under the laws of the State of New York, hereby certify that the foregoing comprises a true and complete copy of the By-Laws of said International Paper Company as amended to the date hereof, and that the same in force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said International Paper Company this 17th day of May, 2013.

/s/ Jekka Pinckney

Assistant Secretary of International Paper Company